Exhibit 99.1

CC MASTER CREDIT CARD TRUST II

Excess Spread Analysis—February 2003

	Series	1996-C	1998-A
	Deal Size	$271.50 MM	$600 MM
	Expected Maturity	02/16/04	09/15/03

	Yield	16.96%	11.57%
Less:	Coupon	1.58%	1.61%
	Servicing Fee	1.50%	0.77%
	Net Credit Losses	8.53%	5.20%
	Excess Spread
	February-03	5.35%	3.99%
	January-03	7.31%	5.92%
	December-02	8.20%	7.14%
	Three Month Average Excess Spread	6.95%	5.68%

	Delinquency:
	30 to 59 days	2.32%	2.32%
	60 to 89 days	1.69%	1.69%
	90 + days	3.42%	3.42%
	Total	7.43%	7.43%

	Payment Rate	11.02%	11.02%